UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 4, 2008

CARDIMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

47266 Benicia Street, Fremont, California, 94538
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 354-0300

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On June 4, 2008, Cardima Inc. (the “Company”) completed the private sale of 8,474,992 shares of common stock at $0.60 per share to five accredited investors.  In addition, the Company will issue to these investors warrants to purchase 1,271,247 shares of common stock at an exercise price of US$0.65 per share.

As reported in the Company’s quarterly report for the quarter ended March 31, 2008, on May 8, 2008, the Company had entered into a series of identical agreements for the sale of these securities.  The total gross proceeds from the sale were $5,085,000.

The securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend.  In addition, all recipients were provided with sufficient access to company information.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: June 9, 2008	By:	/s/ John R. Cheney
Chief Executive and Financial officer